UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2025, SCYNEXIS, Inc. (“SCYNEXIS”) received a letter from the Listing Qualifications Department staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying SCYNEXIS that, for the last 30 consecutive business days, the closing bid price for SCYNEXIS’s common stock was below the $1.00 per share minimum required for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1). The letter from Nasdaq has no immediate effect on the listing of SCYNEXIS’s common stock on the Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), SCYNEXIS has 180 calendar days from June 20, 2025, or until December 17, 2025 (the “Compliance Date”), to regain compliance with the minimum bid price rule. If, at any time before the Compliance Date, the closing bid price of SCYNEXIS’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide SCYNEXIS written confirmation of compliance with the minimum bid price rule and the matter will be closed.

If SCYNEXIS does not regain compliance by the Compliance Date, SCYNEXIS may transfer from the Nasdaq Global Market to the Nasdaq Capital Market and may be eligible for an additional compliance period of 180 calendar days. To qualify for the additional compliance period, SCYNEXIS would have to meet the continued listing requirement for the market value of its publicly held shares and all other requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement), and provide written notice to Nasdaq of its intention to cure the minimum bid price deficiency during the additional 180-day compliance period, by effecting a reverse stock split, if necessary. If SCYNEXIS does not qualify for an additional compliance period, or if the Staff concludes that SCYNEXIS will not be able to cure the deficiency, the Staff will provide written notice to SCYNEXIS that its common stock will be subject to delisting. At that time, SCYNEXIS may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. However, there can be no assurance that, if SCYNEXIS receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

SCYNEXIS will continue to actively monitor the closing bid price of its common stock and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule. There can be no assurance that SCYNEXIS will be able to regain compliance with Nasdaq Listing Rule 5450(a)(1) or will otherwise be in compliance with other Nasdaq listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	June 26, 2025	By:	/s/ David Angulo
		Name: Its:	David Angulo, M.D. Chief Executive Officer